Exhibit 10.25

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”) is made as of June 10, 2004 by and among Bruckmann, Rosser, Sherrill & Co. II, L.P., a Delaware limited partnership (“BRS”), Marilena Tibrea (“Tibrea”), an individual, Julie Frist, an individual (“Frist”, and together with Tibrea, the “BRS Co-Investors”), and the other Persons that from time to time execute a counterpart signature page hereto (collectively with BRS and the BRS Co-Investors, the “Purchasers,” and each, a “Purchaser”) and HealthEssentials Solutions, Inc., a Delaware corporation (the “Company”). Except as otherwise provided herein, capitalized terms used herein shall have the meanings given to such terms in Section VIII hereof.

WHEREAS, pursuant to the terms and conditions of this Agreement and that certain Note Purchase Agreement (the “Note Purchase Agreement”), dated as of the date hereof, by and among the Purchasers and the Company, the Company is offering to its existing stockholders who are accredited investors senior subordinated promissory notes in the aggregate principal amount of $5,000,000 (the “Notes”) together with stock purchase warrants in the form of Exhibit I attached hereto (the “Warrants”) representing the right to purchase from the Company shares of Common Stock, which together with the shares of Common Stock issuable upon exercise of the New Options, represent 66.7% of the fully diluted capital stock of the Company.

WHEREAS, as an incentive to certain Management Shareholders (as defined in the Note Purchase Agreement), in connection with the sale of the Notes and the issuance of the Warrants and regardless of whether such Management Shareholders purchase any such Notes and Warrants, the Company shall issue to such Management Shareholders (or reserve for future issuances to Management Shareholders) options (the “New Options”) (as defined below) to purchase shares of Common Stock pursuant to the Company’s 1999 Employee Stock Option Plan.

WHEREAS, on the Initial Closing Date, pursuant to the terms and conditions of the Note Purchase Agreement, BRS and the BRS Co-Investors will purchase from the Company senior subordinated promissory notes (collectively, the “BRS Notes”) in the aggregate principal amount of $5,000,000.

WHEREAS, on the Initial Closing Date, pursuant to the terms and conditions set forth in this Agreement, BRS and the BRS Co-Investors will acquire from the Company Warrants representing the right to purchase from the Company the Warrant Shares (as adjusted from time to time pursuant to the provisions of the Warrants) (the “Initial Offering”).

WHEREAS, immediately following the Initial Offering, pursuant to the terms and conditions set forth in this Agreement and the Note Purchase Agreement, the Company will offer to sell to the Company’s stockholders (other than BRS and the BRS Co-Investors) who are accredited investors (the “Non-BRS Stockholders”) up to their Pro Rata Share of each of the Notes and the Warrants (the “Second Offering”).

WHEREAS, if and to the extent that the Non-BRS Stockholders elect not to purchase in the Second Offering the full amount of their Pro Rata Share of each of the Notes and the Warrants, the Company will offer to sell to any Non-BRS Stockholders that elected to participate in the Second Offering up to such Purchaser’s pro rata portion (determined based upon the percentage of the aggregate principal amount of all Notes purchased in the Third Offering represented by the principal amount of the Notes purchased by such Purchaser in the Third Offering) of such unsold allotment of the Notes and the Warrants (the “Third Offering”).

WHEREAS, the Warrants are being issued as an inducement and partial consideration for the Purchasers to enter into the Note Purchase Agreement and to purchase the Notes, and without such issuance, the Purchasers will not enter into the Note Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. Initial Offering.

A. Initial Closing. The closing of the Initial Offering (the “Initial Closing”) shall take place simultaneously with the initial closing pursuant to the Note Purchase Agreement. The date of such closing is hereinafter referred to as the “Initial Closing Date.”

B. Transactions on Initial Closing Date. At the Initial Closing, the Company shall deliver to BRS and each of the BRS Co-Investors a duly issued Warrant for such number of Warrant Shares calculated as set forth next to such Purchaser’s name on Schedule I attached hereto.

II. Second Offering.

A. Second Closing. The closing of the Second Offering (the “Second Closing”) shall take place simultaneously with the second closing pursuant to the Note Purchase Agreement. The date of such closing is hereinafter referred to as the (“Second Closing Date”).

B. Transactions on Second Closing Date. At the Second Closing, each Non-BRS Stockholder electing to participate in the Second Offering shall agree to be bound by and become a party to this Agreement by executing a counterpart signature page hereto whereupon Schedule II attached hereto shall automatically be updated to reflect the number of Warrant Shares to be issued by the Company to such Purchaser (which amount shall represent such Purchaser’s pro rata portion of all Warrant Shares offered hereunder determined based upon the percentage of $5,000,000 represented by the principal amount of the Note purchased by such Purchaser in the Second Offering). The Company shall deliver to each such Purchaser a duly issued Warrant for such number of Warrant Shares as set forth next to such Purchaser’s name on Schedule II attached hereto (the “Second Closing Warrants”).

At the Second Closing, the Second Closing Warrants shall be deducted from the Warrants delivered to BRS and the BRS Co-Investors at the Initial Closing (the “Initial BRS Warrants”) and the Company shall issue and deliver to BRS and the BRS Co-Investors, in exchange for the delivery of the Initial BRS Warrants, Warrants representing in the aggregate the right to purchase such number of Warrant Shares equal to the difference in the number of Warrant Shares represented by the Initial BRS Warrants and the Second Closing Warrants (the “Second BRS Warrants”).

III. Third Offering

A. Third Closing. The closing of the Third Offering (the “Third Closing” and, together with the Initial Closing and the Second Closing, the “Closings” and each, a “Closing”) shall take place simultaneously with the third closing pursuant to the Note Purchase Agreement. The date of such closing is hereinafter referred to as the (“Third Closing Date”).

B. Transactions on Subsequent Closing Date. At the Third Closing, Schedule III attached hereto shall automatically be updated to reflect the number of Warrant Shares to be issued by the Company to such Purchaser (which amount shall represent such Purchaser’s pro rata portion of the theretofore unsold Warrant Shares determined based upon the percentage of the aggregate principal amount of all Notes purchased in the Third Offering represented by the principal amount of the Note purchased by such Purchaser in the Third Offering). The Company shall deliver to each such Purchaser a duly issued Warrant for such number of Warrant Shares as set forth next to such Purchaser’s name on Schedule III attached hereto (the “Third Closing Warrants”).

At the Third Closing, the Third Closing Warrants shall be deducted from the Second BRS Warrants and the Company shall issue and deliver to BRS and the BRS Co-Investors, in exchange for the delivery of the Second BRS Warrants, Warrants representing in the aggregate the right to purchase such number of Warrant Shares equal to the difference in the number of Warrant Shares represented by the Second BRS Warrants and the Third Closing Warrants.

IV. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as of each Closing Date as follows:

A. Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

B. Authority Relative to this Agreement. The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue and deliver the Warrants to the Purchasers. The execution, delivery and performance by the Company of this Agreement, including the issuance and delivery of the Warrants to the Purchasers, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Purchasers) is a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

C. No Conflict or Violation. The execution and delivery of this Agreement by the Company, the performance by the Company of its terms and the issuance and delivery of the Warrants to the Purchasers will not on each Closing Date conflict with or result in a violation of (i) the certificate of incorporation or by-laws of the Company as in effect on such

Closing Date, or (ii) any agreement, instrument, law, rule, regulation, order, writ, judgment or decree to which the Company is a party or is subject.

D. Validity of Issuance. The Warrants to be issued to the Purchasers pursuant to this Agreement will be duly authorized, and the Warrant Shares issued upon exercise of the Warrants will, when issued, be duly and validly issued, fully paid and nonassessable (assuming in the case of the Warrant Shares, payment of the exercise price is made in accordance with the terms of the Warrants).

V. Representations and Warranties of the Purchaser. Each Purchaser hereby severally, and not jointly, represents and warrants to the Company, on behalf of itself and not the other Purchaser, as follows:

A. Investment Intention. Each Purchaser is acquiring its Warrant, and if any portion of such Warrant is exercised, the Warrant Shares, for its own account and for investment purposes and not with a view to, or for offer or sale in connection with, any distribution or other disposition thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). Each Purchaser agrees and acknowledges that it will not, directly or indirectly, offer, transfer or sell its Warrant or any Warrant Shares, or solicit any offers to purchase or acquire its Warrant or any Warrant Shares, unless the transfer or sale is (i) pursuant to an effective registration statement under the Securities Act and has been registered under any applicable state securities or “blue sky” laws or (ii) pursuant to an exemption from registration under the Securities Act and applicable state securities or “blue sky” laws.

B. Legend. Each Purchaser has been advised by the Company that the certificates representing its Warrant and the Warrant Shares will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

C. Additional Investment Representations. Each Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

VI. Inspection Rights. The Company shall permit one representative of any holder of the Warrants or the Warrant Shares selected by the holders of the majority of the Warrant Shares (assuming for purposes of this section that the Warrants have been fully exercised), upon reasonable notice and during normal business hours and such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its subsidiaries (ii) examine the corporate and financial records of the Company and its subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its subsidiaries.

VII. Information Rights. For so long as each Purchaser shall hold any Warrant Shares or any Warrant, such Purchaser shall have the right to receive with reasonable promptness, such other information and data with respect to the Company and its subsidiaries as from time to time such Purchaser may reasonably request.

VIII. Miscellaneous.

A. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

“Common Stock” means the Company’ Common Stock, par value $0.00001 per share, or any securities into which such Common Stock is hereafter converted or exchanged.

“Pro Rata Share” has the meaning set forth in the Note Purchase Agreement.

“Warrant Shares” means shares of the Common Stock obtained or obtainable upon exercise of the Warrants; provided, that if there is a change such that the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term “Warrant Shares” shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

B. Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (i) when delivered, if delivered personally, sent by registered or certified mail, return receipt requested and postage prepaid, or sent via nationally recognized overnight courier (charges prepaid) or via facsimile and (ii) when received if delivered otherwise, to the party to whom it is directed:

To the Company:

HealthEssentials Solutions, Inc.

9721 Ormsby Station Road

Louisville, Kentucky 40223

Attention: Chief Executive Officer

Facsimile No.: (502) 429-4557

To the Purchasers:

to the addresses set forth next to each Purchaser’s name on the applicable schedule attached hereto.

or to such other address as any party hereto shall have specified by notice in writing to the others.

C. Assignment. This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that neither this Agreement nor any rights or obligations hereunder shall be assigned by any of the Purchasers without the prior written consent of the Company.

D. Amendment. This Agreement may be amended only by a written instrument signed by the Company and BRS.

E. Severability. In the event that any one or more of the provisions hereof, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

F. Governing Law. This Agreement and the exhibits and schedules hereto shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.

G. Expenses. All reasonable fees and expenses incurred by the Purchasers in connection with the preparation of this Agreement and the transactions referred to herein, including the reasonable fees of one counsel to the Purchasers, shall be paid by the Company, whether or not the issuance of the Warrants, or any other transaction contemplated hereby is consummated.

H. Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

I. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

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[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be signed and attested by its duly authorized officers under its corporate seal and to be dated as of the date hereof.

HEALTHESSENTIALS SOLUTIONS, INC.

By:
Name: Michael R. Barr Title: Chief Executive Officer

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, L.L.C.
Its:	General Partner

By:
Name: Title:

Marilena Tibrea

Julie Frist

SCHEDULE I

Schedule of Purchasers at the Initial Closing

Name	Address	Number of Warrant Shares
Bruckmann, Rosser, Sherrill & Co. II, L.P.	c/o BRSE, L.L.C. 126 East 56th Street New York, NY 10022 Attention: Bruce Bruckmann Facsimile: (212) 521-3700	99.84% of that number of shares, which together with the shares of Common Stock issuable upon exercise of the New Options, represent the right to purchase 66.67% of the Common Stock Deemed Outstanding at the close of business on December 31, 2004.

with a copy (which shall not constitute notice) to:

Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, PA 19103 Attention: James A. Lebovitz, Esq. Facsimile: (215) 994-2222

Marilena Tibrea	Bruckmann, Rosser, Sherrill & Co. II, L.P. 126 East 56th Street New York, NY 10022 Facsimile: (212) 521-3700	0.03% of that number of shares, which together with the shares of Common Stock issuable upon exercise of the New Options, represent the right to purchase 66.67% of the Common Stock Deemed Outstanding at the close of business on December 31, 2004.

Julie Frist	Bruckmann, Rosser, Sherrill & Co. II, L.P. 126 East 56th Street New York, NY 10022 Facsimile: (212) 521-3700	0.13% of that number of shares, which together with the shares of Common Stock issuable upon exercise of the New Options, represent the right to purchase 66.67% of the Common Stock Deemed Outstanding at the close of business on December 31, 2004.